EXHIBIT 10.4

UNCONDITIONAL GUARANTY

This continuing Unconditional Guaranty (“Guaranty”) is entered into as of August 4, 2006, by MARKLAND TECHNOLOGIES, INC., a Florida corporation with a principal place of business located at 222 Metro Center Blvd., Warwick, Rhode Island 02886 (“Guarantor”), in favor of Silicon Valley Bank, California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”).

Recitals

A.    Concurrently herewith, Bank and Technest Holdings, Inc., a Nevada corporation, with offices at 1 McKinley Sq., Fifth Floor, Boston, Massachusetts 02109 (“Technest”), E-OIR Technologies, Inc., a Virginia corporation, with offices at 10300 Spotsylvania Ave., Suite 220, Fredericksburg, Virginia 22408 (“EOIR”), and Genex Technologies Incorporated, a Maryland corporation, with offices at 10411 Motor City Drive, Suite 650, Bethesda, Maryland 20817 (“Genex”) (hereinafter, Technest, EOIR and Genex are jointly and severally, individually and collectively, referred to as “Borrower”), are entering into (i) a certain Loan and Security Agreement dated as of August 4, 2006 between Borrower and Bank, as amended from time to time (as amended, the “Term Loan Agreement”), and (ii) a certain Loan and Security Agreement (Working Capital Line of Credit) dated as of August 4, 2006 between Borrower and Bank, as amended from time to time (as amended, the “WCL Loan Agreement”) (hereinafter the Term Loan Agreement and the WCL Loan Agreement are collectively referred to as, the “Loan Agreement”) pursuant to which Bank has agreed to make certain advances of money and to extend certain financial accommodations to Borrower (collectively, the “Loans”), subject to the terms and conditions set forth therein. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement (as applicable).

B.    In consideration of the agreement of Bank to make the Loans to Borrower under the Loan Agreement, Guarantor is willing to guaranty a portion of the payment and performance by Borrower of its obligations thereunder and under the other Loan Documents, all as further set forth herein.

C.    Guarantor is the majority shareholder of Technest and will obtain substantial direct and indirect benefit from the Loans made by Bank to Borrower under the Loan Agreement.

Now, Therefore, to induce Bank to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby represents, warrants, covenants and agrees as follows:

Section 1.    Guaranty.

1.1    Unconditional Guaranty of Payment. In consideration of the foregoing, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Bank the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations, provided, however, the maximum liability of Guarantor hereunder shall not exceed at any time the sum of (a) $6,000,000.00, plus (b) all amounts owed pursuant to Section 13 of this Guaranty. Guarantor agrees that it shall execute such other documents or agreements and take such action as Bank shall reasonably request to effect the purposes of this Guaranty. This Guaranty shall terminate on the earlier to occur of (i) the date which is two (2) years from the Effective Date of the Loan Agreement (the “Release Date”), provided no Event of Default has occurred and is continuing thereunder, and (ii) if an Event of Default has occurred and is continuing on the Release Date, immediately upon the cure of such Event of Default.

1.2    Separate Obligations. These obligations are independent of Borrower’s obligations and separate actions may be brought against Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action).

Section 2.    Representations and Warranties.

Guarantor hereby represents and warrants that:

(a)    Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (ii) is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on Guarantor’s condition, financial or otherwise, or on Guarantor’s ability to pay or perform the obligations hereunder); and (iii) has all requisite power and authority to execute and deliver this Guaranty and each Loan Document executed and delivered by Guarantor pursuant to the Loan Agreement or this Guaranty and to perform its obligations thereunder and hereunder.

(b)    The execution, delivery and performance by Guarantor of this Guaranty (i) are within Guarantor’s powers and have been duly authorized by all necessary action; (ii) do not contravene Guarantor’s charter documents or any law or any contractual restriction binding on or affecting Guarantor or by which Guarantor’s property may be affected; (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, except such as have been obtained or made; and (iv) do not result in the imposition or creation of any Lien upon any property of Guarantor, other than the Lien created pursuant to that certain Stock Pledge Agreement by and between the Guarantor and Bank executed of even date herewith.

(c)    This Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(d)    There is no action, suit or proceeding affecting Guarantor pending or threatened before any court, arbitrator, or governmental authority, domestic or foreign, which may have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.

(e)    Guarantor’s obligations hereunder are not subject to any offset or defense against Bank or Borrower of any kind.

(f)    The financial statements of Guarantor, dated as of ________________, 20__ (audited) and ____________, 20__, (unaudited), copies of which have been furnished to Bank, fairly present the financial position and results of operations for Guarantor for the dates and periods purported to be covered thereby, all in accordance with GAAP, and there has been no material adverse change in the financial position or operations of Guarantor since the date of such financial statements.

(g)    To ensure the legality, validity, enforceability or admissibility into evidence of this Guaranty in each of the jurisdictions in which Guarantor is incorporated or organized and any jurisdiction in which Guarantor conducts business, it is not necessary that (i) this Guaranty be filed or recorded with any court or other authority in such jurisdiction, (ii) any other filings, notices, authorizations, approvals be obtained or other actions taken, or (iii) any stamp or similar tax be paid on or with respect to this Guaranty, or, if any of the foregoing actions are necessary, they have been duly taken.

(h)            The incurrence of Guarantor’s obligations under this Guaranty will not cause Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature.

(i)     Guarantor covenants, warrants, and represents to Bank that all representations and warranties contained in this Guaranty shall be true at the time of Guarantor’s execution of this Guaranty, and shall continue to be true so long as this Guaranty remains in effect. Guarantor expressly agrees that any misrepresentation or breach of any warranty whatsoever contained in this Guaranty shall be deemed material.

(j)     Simultaneously with Guarantor’s filing of same with the Securities and Exchange Commission, Guarantor agrees that it shall deliver to Bank: (i) a company prepared consolidated balance sheet and income statement covering Guarantor’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; and (ii) audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank. In addition, Guarantor shall deliver to Bank any other financial information reasonably requested by Bank.

Section 3.    General Waivers. Guarantor waives:

(a)    Any right to require Bank to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability hereunder.

(b)    Any defenses from disability or other defense of Borrower or from the cessation of Borrowers liabilities.

(c)    Any setoff, defense or counterclaim against Bank.

(d)    Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until Borrower’s obligations to Bank have been paid, Guarantor has no right of subrogation or reimbursement or other rights against Borrower.

(e)    Any right to enforce any remedy that Bank has against Borrower.

(f)    Any rights to participate in any security held by Bank.

(g)    Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Borrower to Bank. Guarantor is responsible for being and keeping itself informed of Borrower’s financial condition.

(h)    The benefit of any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise.

Section 4.    Waiver of Defenses. Guarantor acknowledges that, to the extent Guarantor has or may have rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Bank’s election to pursue non-judicial foreclosure. Guarantor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Guarantor agrees that it shall not assert any such defenses or rights.

Section 5.    Reinstatement. Notwithstanding any provision of the Loan Agreement to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any payment by or on behalf of Guarantor or Borrower is rescinded or must be otherwise restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by Bank in its sole discretion; provided, however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless Bank from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation. To the extent any payment is rescinded or restored, Guarantor’s obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment.

Section 6.    Intentionally omitted.

Section 7.    No Waiver; Amendments. No failure on the part of Bank to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Guaranty may not be amended or modified except by written agreement between Guarantor and Bank, and no consent or waiver hereunder shall be valid unless in writing and signed by Bank.

Section 8.    Compromise and Settlement. Except to the extent agreed to in writing by Bank, no compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Borrower from the performance of any of the Obligations shall release or discharge Guarantor from this Guaranty or the performance of the obligations hereunder.

Section 9.    Notice. Any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person or sent by facsimile transmission, overnight courier, or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to Guarantor:                                    Markland Technologies, Inc.
222 Metro Center Blvd.
Warwick, Rhode Island 02886
Attn: Mr. Robert Tarini
Facsimile No.: (401) 454-1806
Email: rtarini@aol.com

with copies to:                                      Greenberg Traurig, LLP
One International Place
Boston, Massachusetts 02110
Attn: Jonathan Bell, Esquire
Facsimile No.: (617) 310-6001
Email: bellj@gtlaw.com

If to Bank:                                              Silicon Valley Bank
One Newton Executive Park, Suite 200
2221 Washington Street
Newton, Massachusetts 02462
                                                            Attn: Mr. Michael Tramack
Facsimile No.: (617) 969-5962
Email: mtramack@svb.com

with copies to:                                      Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attn: David A. Ephraim, Esquire
Facsimile No.: (617) 880-3456
Email: dephraim@riemerlaw.com

or at such other address as may be substituted by notice given as herein provided. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile transmission or three (3) Business Days after the same shall have been deposited in the United States mail. If sent by overnight courier service, the date of delivery shall be deemed to be the next Business Day after deposited with such service.

Section 10.    Entire Agreement. This Guaranty constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between Guarantor and Bank, whether written or oral, respecting the subject matter hereof.

Section 11.    Severability. If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantor and Bank to the extent possible. In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.

Section 12.    Subordination of Indebtedness. Any indebtedness or other obligation of Borrower now or hereafter held by or owing to Guarantor is hereby subordinated in time and right of payment to all obligations of Borrower to Bank until payment in full of Obligations and termination of the Loan Agreement and this Guaranty, except as such indebtedness or other obligation is expressly permitted to be paid under the Credit Agreement; and such indebtedness of Borrower to Guarantor is assigned to Bank as security for this Guaranty, and if Bank so requests shall be collected, enforced and received by Guarantor in trust for Bank and to be paid over to Bank on account of the Obligations of Borrower to Bank, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes now or hereafter evidencing such indebtedness of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Bank.

Section 13.    Payment of Expenses. Guarantor shall pay, promptly on demand, all Expenses incurred by Bank in defending and/or enforcing this Guaranty. For purposes hereof, “Expenses” shall mean costs and expenses (including reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) for defending and/or enforcing this Guaranty (including those incurred in connection with appeals or proceedings by or against any Guarantor under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief).

Section 14.    Assignment; Governing Law. This Guaranty shall be binding upon and inure to the benefit of Guarantor and Bank and their respective successors and assigns, except that Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank, which may be granted or withheld in Bank’s sole discretion. Any such purported assignment by Guarantor without Bank’s written consent shall be void. This Guaranty shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to principles thereof regarding conflict of laws.

Section 15.    JURISDICTION. Guarantor hereby irrevocably agrees that any legal action or proceeding with respect to this Guaranty or any of the agreements, documents or instruments delivered in connection herewith may be brought in the STATE AND FEDERAL courts LOCATED IN the Commonwealth of Massachusetts as BANK may elect (PROVIDED THAT GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE STATE OF MASSACHUSETTS), and, by execution and delivery hereof, Guarantor accepts and consents to, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by BANK in writing, with respect to any action or proceeding brought by Guarantor against BANK. If for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Guarantor hereby irrevocably agrees to and accepts jurisdiction of the courts and venue in Santa Clara County, California. Nothing herein shall limit the right of BANK to bring proceedings against Guarantor in the courts of any other jurisdiction. Guarantor hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

Section 16.    WAIVER OF JURY TRIAL. EACH OF BANK AND GUARANTOR HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND ANY RELATED INSTRUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

GUARANTOR

MARKLAND TECHNOLOGIES, INC.

By: Gino Pereira
Name: Gino Pereira
Title: Chief Financial Officer